SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 1, 2010

Savoy Energy Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-151960	26-0429687
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11200 Westheimer, Suite 900, Houston TX	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (713) 243-8788

n/a (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement

On March 1, 2010, the Company entered into an Amended and Restated Financial Services Agreement with Excelsus Consulting, LLC (“Consulting”) which superseded and replaced a prior agreement between the parties.  Under the terms of the agreement Consulting will (a) work with the Company to review various business operations as well as strategic alternatives to financing Company through funding resources within Consultant’s contact network, specific to the contemplated Company financings on a case by case basis; (b) work with the Company to identify potential acquisitions or merger candidates strategic to the Company and (c) assist the Company in negotiating the terms of potential transactions.  The term of the agreement is twelve (12) months and the Company agreed to pay Consulting a commencement fee of $5,000.00 and $5,000.00 monthly for the term of the agreement.  In further consideration for Consulting providing the aforementioned services, the Company issued 3,000,000 shares of the Company’s Common Stock to Consulting.  All shares shall be deemed to be fully earned on receipt.

On March 1, 2010, the Company entered into an Amended and Restated Financial Services Agreement with Excelsus Capital Partners, LLC (“Partners”) which superseded and replaced a prior agreement between the parties.  Under the terms of the agreement Partners will (a) familiarize itself to the extent it deems appropriate with the business, operations, financial condition and prospects of the Company;  (b) work with the Company to develop and implement strategies with respect to the restructuring of certain of its financial obligations; (c) work with the Company to develop a strategic plan to access additional capital and finance in the most efficient manner possible; (d) identify potential investors which might have an interest in evaluating participation in various contemplated financing transactions; and (e) assist the Company in preparing and analyzing a broad range of Strategic Options.  The term of the agreement is (12) months and the Company agreed to issue to Partners 2,000,000 shares of the Company’s Common Stock in addition to the 2,000,000 shares previously issued to Partners.  The aggregate number of shares issued to Partners in connection with the Financial Services Agreement as amended) is 4,000,000 shares). All shares shall be deemed to be fully earned upon receipt.

Attached herewith are copies of both agreements.

Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Amended and Restated Financial Services Agreement by and between the Company and Excelsus Consulting, LLC dated as of March 1, 2010

10.2	Amended and Restated Financial Services Agreement by and between the Company and Excelsus Capital Partners, LLC dated as of March 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 8, 2010	Savoy Energy Corporation

By: /s/ Arthur Bertagnolli
Arthur Bertagnolli
Chief Executive Officer